COPY

C 14435-04

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED #________

JUN 1 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	CONCENTRIC ENERGY CORP.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	RICHARD W. HARRIS (Name) 6121 LAKESIDE DRIVE, SUITE 260 (Street Address) RENO (City) NEVADA 89511 (Zip Code) Optional Mailing Address: ___ City ___ State ___ Zip Code ___
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 150,000,000 common $.001; 50,000,000 preferred Par value: $ .001 Number of shares without par value: ___
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. RALPH W. KETTELL II (Name) 2905 GREENCASTLE ROAD (Street Address) BURTONSVILLE (City) MD (State) 20866 (Zip Code) 2. ___ Name Street Address ___ City ___ State ___ Zip Code ___ 3. ___ Name Street Address ___ City ___ State ___ Zip Code ___
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: TO ENGAGE IN ANY LAWFUL ACTIVITY WITHIN OR WITHOUT THE STATE OF NEVADA
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	RICHARD W. HARRIS (Name) Richard W. Harris (Signature) 6121 LAKESIDE DRIVE, SUITE 260 (Address) RENO (City) NEVADA (State) 89511 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Richard W. Harris Authorized Signature of R. A. or On Behalf of R. A. Company Date: 5-28-04

This form must be accompanied by appropriate fees. See attached fee schedule